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                                  Exhibit 4(aa)





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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993
Page 2

                                  June 30, 1993


Signet Bank/Virginia
8330 Boone Boulevard
Vienna, Virginia  22182-2632
Page 2


Westpac Banking Corporation
335 Madison Avenue
New York, New York  10017-4681

     Re:  Second Amendment to Amended and Restated Credit
          Agreement
          -----------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of December 22, 1992 among CRI Insured Mortgage Association, Inc. (the "Borrower"), the Banks listed on the signature pages thereto (the "Banks") and Signet Bank/Virginia, as Agent (the "Agent"), as amended by the First Amendment thereto dated April 29, 1993 (the "Credit Agreement"). Except as otherwise provided, capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

     The Borrower has requested that the Credit Agreement be amended as hereinafter provided to permit the Borrower to incur certain Debt under credit facilities from Nomura Securities International Inc. and Nomura Asset Capital Corporation on substantially the terms and conditions specified in letters dated March 3, April 15 and May 11, 1993 from the Borrower to the Agent, copies of which are attached as Exhibit A hereto (collectively, the "Nomura Credit Facilities"). The Borrower has also requested that the Banks consent to the reincorporation of the Borrower and the Liquidating REIT under the laws of the State of Maryland. The Banks and the Agent are willing to agree to such requests, subject to the terms and conditions contained herein.

     Accordingly, upon the acceptance of this Second Amendment by the Banks and the Agent in the space provided for that purpose below, the parties hereto agree as follows:

     1.   AMENDMENTS TO THE CREDIT AGREEMENT.

          (a) Subsection 5.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:



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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993
Page 3


               (c) Debt of the Borrower under the Guaranty dated November 28, 1989 related to the Debt of CRI Funding Corporation under the CIBC Credit Agreement and Debt of the Borrower under the Nomura Credit Facilities, as defined in the Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 1993 among the Borrower, the Banks and the Agent; provided, that the aggregate amount of all such Debt permitted under this subsection (c) shall at no time exceed $350,000,000;

          (b) Subsection 9.06(c) of the Credit Agreement is hereby amended to delete the proviso at the end of the second sentence thereof.

     2. CONSENT TO REINCORPORATION. Each Bank and the Agent hereby consent to the reincorporation of the Borrower and the Liquidating REIT under the laws of the State of Maryland on the terms and in the manner described in the excerpts from the proxy statements, each dated April 6, 1993 of the Borrower and the Liquidating REIT attached hereto as Exhibit B and C, respectively (the "Reincorporations"). The Reincorporations are to be effected through a merger of the Borrower into CRIIMI MAE Inc., a Maryland Corporation (the "Successor Borrower") and a merger of the Liquidating REIT into CRI Liquidating Maryland REIT, Inc., a Maryland Corporation (the "Successor Liquidating REIT").

     3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) The Borrower and the Successor Borrower represent and warrant that (i) all representations and warranties made in or in connection with the Credit Agreement, this Second Amendment and each other Loan Document are true, correct and complete on and as of the date hereof and (ii) no event which would constitute a Default under the Credit Agreement, as amended hereby, or any other Loan Document has occurred and is continuing.

          (b) Immediately following the effective time of the Reincorporations, the Successor Borrower shall be deemed to represent and warrant that (i) all representations and warranties made in or in connection with the Credit Agreement, as amended hereby, this Second Amendment and each other Loan Document with respect to the Borrower are true, correct and complete


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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993
Page 4


     on and as of such date with respect to the Successor Borrower after giving effect to the Reincorporation and (ii) no event which would constitute a Default under the Credit Agreement, as amended hereby, or any other Loan Document has occurred and is continuing as of such date after giving effect to the Reincorporation.

          (c) The Borrower or the Successor Borrower shall deliver to each Bank true and correct copies of (i) all documents governing the Nomura Credit Facilities promptly upon their execution and delivery by the Borrower and (ii) copies of the Certificates of Merger confirming the effectiveness of the Reincorporations, certified as of a recent date by the Secretary of State of the jurisdictions of the incorporations of the Successor Borrower and the Successor Liquidating REIT promptly after the effective time of the Reincorporations.

     4. CONDITIONS OF AMENDMENT. The agreements of the Banks and the Agent set forth in Sections 1 and 2 of this Second Amendment are subject to the satisfaction of the following conditions precedent:

          (a) The Banks and the Agent shall have received the following, all of which must be satisfactory in form and substance to the Banks and the Agent, in their discretion:

          i. this Second Amendment, duly executed by the Borrower, the Successor Borrower, the Banks and the Agent;

          ii. (A) the articles of incorporation of the Successor Borrower and the Successor Liquidating REIT as in effect upon the consummation of the Reincorporations, certified as of a recent date by the Secretary of State of the jurisdictions of their respective incorporations, (B) the bylaws of the Successor Borrower and the Successor Liquidating REIT as in effect immediately following the consummation of the Reincorporations, certified as of a recent date by their respective corporate secretaries, (C) copies of the Merger Agreements, Certificates of Merger and resolutions of the boards of directors of the Borrower, the Successor Borrower, the Liquidating REIT


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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993k/Virginia
8330 Boone Boulevard
Vienna, Virginia  22182-2632
Page 5


                    and the Successor Liquidating REIT relating to the Reincorporations, certified as of a recent date by the corporate secretaries of the Borrower, the Successor Borrower, the Liquidating REIT and the Successor Liquidating REIT, as appropriate, and (D) certificates of good standing of the Successor Borrower and the Successor Liquidating REIT issued as of a recent date by the Secretary of State of the jurisdictions of their respective incorporations;

          iii. amendments to financing statements (Forms UCC-3 or the appropriate equivalent) for filing to reflect the Reincorporations; and

          iv. any additional agreements, opinions, certifications, instruments and other documents relating hereto, to the Nomura Credit Facilities, to the Reincorporations or to the Credit Agreement that any Bank or the Agent may reasonably deem necessary or desirable.

          (b) All representations and warranties made in or in connection with the Credit Agreement, as amended hereby, this Second Amendment and each other Loan Document, shall be true, correct and complete on and as of the date hereof.

          (c)  No Default shall have occurred and be continuing.

     5. EVENTS OF DEFAULT. In addition to the Events of Default contained in the Loan Documents, it shall be an Event of Default under the Loan Documents if one or more of the following events shall have occurred and be continuing:

          (a) the Borrower or the Successor Borrower shall fail to observe or perform any covenant contained herein for 30 days after written notice thereof has been given to the Borrower or the Successor Borrower by the Agent at the request of any Bank; or

          (b) any representation, warranty, certification or statement made by the Borrower or the Successor Borrower herein or in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made (or deemed made).


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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993
Page 6


     6. NO CLAIMS OR DEFENSES. The Borrower acknowledges and agrees that its obligations under the Loan Documents are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Borrower of such obligations, and that the Banks and the Agent may enforce the payment and performance of such obligations as set forth in the Loan Documents.

     7. ASSUMPTION; REFERENCES IN LOAN DOCUMENTS. Immediately upon the effectiveness of the Reincorporation, the Successor Borrower hereby assumes all of the obligations of the Borrower under the Loan Documents and adopts the signature of the Borrower thereon as the Successor Borrower's signature and acknowledges and agrees that such obligations are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Successor Borrower of such obligations, and that the Banks and the Agent may enforce the payment and performance of such obligations against the Successor Borrower as set forth in the Loan Documents. From and after the effectiveness of this Second Amendment, all references in the Loan Documents to the Borrower shall be deemed to refer to the Successor Borrower and all references in the Loan Documents to the Liquidating REIT shall be deemed to refer to the Successor Liquidating REIT.

     8. AMENDMENTS AND WAIVERS. Any provision of this Second Amendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower (if still in existence), the Successor Borrower and the Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent).

     9. COUNTERPART EXECUTION. This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.

     11. EFFECTIVENESS OF LOAN DOCUMENTS. Except as specifically amended in this Second Amendment, the Loan Documents shall remain in full force and effect in accordance with their respective terms. Whenever reference is made in any note,


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Signet Bank/Virginia
Westpac Banking Corporation
June 30, 1993Signet Bank/Virginia
8330 Boone Boulevard
Vienna, Virginia  22182-2632
Page 7



document, letter or conversation, such reference shall, without more, be deemed to refer to the Loan Documents as amended hereby.

                         CRI INSURED MORTGAGE ASSOCIATION, INC.


                         By:  /s/ Jay R. Cohen
                             ------------------------------
                         Title:   Executive Vice President
                                ---------------------------

                         CRIIMI MAE INC.


                         By:  /s/ Jay R. Cohen
                             ------------------------------
                         Title:   Executive Vice President
                                ---------------------------

Accepted and Agreed to as of
the date first written above:

SIGNET BANK/VIRGINIA


By:  /s/ David H. Olson
   --------------------------------
     David H. Olson
     Vice President


WESTPAC BANKING CORPORATION


By:  /s/ Anne D. Sadler
   --------------------------------
     Anne D. Sadler
     Vice President


SIGNET BANK/VIRGINIA, as Agent


By:  /s/ David H. Olson
   --------------------------------
     David H. Olson
     Vice President